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                                                                Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report on the December 31, 2000 and 1999 financial statements of Cogent Communications Group, Inc., and Subsidiaries dated March 15, 2001 and to all references to our firm included in this registration statement.


/s/ Arthur Anderson LLP

Vienna, Virginia
January 24, 2002